                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                              AMENDMENT NUMBER 1

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               November 20, 1996

                  -------------------------------------------

               Date of Report (Date of earliest event reported)


                       THE L.L. KNICKERBOCKER CO., INC.

                 ---------------------------------------------
              (Exact Name of Registrant as Specified in Charter)




            California                0-25488                  33-0230641
------------------------------- ------------------------ ----------------------
(State or Other Jurisdiction    (Commission File Number) (I.R.S. Employer
 of Incorporation)                                       Identification Number)


30055 Comercio, Rancho Santa Margarita, California       92688
--------------------------------------------------     ----------
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:  (714) 858-3661

N/A
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

On November 20, 1996, the registrant acquired approximately 80% of the issued and outstanding capital stock of Georgetown Collection, Inc., a developer and marketer of proprietary, highly differentiated products distributed via direct response. The Company currently consists of two businesses, Georgetown Collection and Magic Attic Club, both specializing in high quality dolls. Georgetown Collection specializes in selling porcelain collectible dolls to adult women. The Magic Attic Club is a rapidly growing direct marketer of vinyl play dolls, books and accessories for girls. The capital stock of Georgetown Collection, Inc. ("Georgetown") was acquired pursuant to an Agreement of Purchase and Sale dated November 20, 1996 by and among the sellers, New Enterprise Associates, IV, L.P., Consumer Ventures Partners I, L.P., Vermont Capital Venture Fund, North Atlantic Venture Fund, and Merchant Partners and the registrant, as buyer. Pursuant to the Agreement of Purchase and Sale, the registrant acquired from the above named stockholders 100% of the outstanding preferred stock of Georgetown, which represents approximately 80% of the total outstanding capital stock. Additionally, the registrant acquired 9.90% of the outstanding common stock of Georgetown from Consumer Venture Partners I, L.P.. Following the acquisition, the registrant intends to carry on Georgetown's business under that name.

The consideration for the acquisition consisted of (a) $1,675,000 payable in restricted common stock of the registrant to the holders of the preferred stock of Georgetown (b) A contingent payment in an amount equal to 15% of Georgetown's earnings before taxes during the calendar year ended December 31, 1997 and 4.5% during the calendar years ended December 31, 1998-2001 to the preferred stockholders of Georgetown, and (c) $4,011.18 payable in common stock of the registrant to Consumer Venture Partners I, L.P. for 9.90% of the common stock. In an settlement agreement with certain secured creditors of Georgetown, the registrant, as part of the acquisition process, paid down $1,500,000 on certain secured debt of Georgetown. Further to the settlement agreement, the registrant has agreed to refinance the remaining secured debt within ninety days from the date of the Agreement of Purchase and Sale. Additionally, the registrant provided a short-term loan to Georgetown in the amount of $2,000,000 to cover immediate product and catalog mailing costs.

The assets acquired include the operating leases for two office/warehouse facilities in Portland, Maine, the furniture, fixtures, equipment, and leasehold improvements located in the offices/warehouses, proprietary software, various trademarks and contracts. All such assets were used by Georgetown in the operation of the doll businesses and the registrant intends to continue the use of such assets in the operation of the doll direct response business.

The transaction will be accounted for as a purchase.

Neither registrant nor any affiliate thereof had any preexisting relationship with the sellers.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         ------------------------------------------------------------------

      (a)  Financial Statements of Business Acquired:
           -----------------------------------------

GEORGETOWN COLLECTION, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 30, 1995 AND DECEMBER 31, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

The Board of Directors
Georgetown Collection, Inc.

We have audited the accompanying balance sheets of Georgetown Collection, Inc. as of December 30, 1995 and December 31, 1994, respectively, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Georgetown Collection, Inc. as of December 30, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Portland, Maine
April 2, 1996, except for Note 12,
as to which the date is November 20, 1996

                          GEORGETOWN COLLECTION, INC.
                                BALANCE SHEETS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994

                                     -----

                                    ASSETS
                                   (NOTE 5)

                                                      1995            1994
                                                   -----------    -----------
Current assets:
  Cash and cash equivalents                        $    45,392    $   442,906
  Accounts receivable, net of allowance for
   doubtful accounts of $454,713 and $360,728
   in 1995 and 1994, respectively                    6,294,174      4,064,405
  Inventories (Note 3)                               3,032,645      1,256,242
  Prepaid promotion costs (Note 4)                   4,926,048      3,985,078
  Prepaid royalties (Note 10)                           60,596         35,382
  Other                                                770,181        336,035
                                                   -----------    -----------
    Total current assets                            15,129,036     10,120,048
                                                   -----------    -----------

Property and equipment:
  Furniture and equipment                            1,461,075        619,890
  Computer equipment                                   378,176        113,931
  Leasehold improvements                                44,765         12,315
  Capital leases (Note 6)                              306,485        236,388
                                                   -----------    -----------
                                                     2,190,501        982,524
                                                   -----------    -----------

  Accumulated depreciation and amortization           (544,230)      (298,546)
                                                   -----------    -----------
    Total property and equipment                     1,646,271        683,978
                                                   -----------    -----------

Other assets:
  Prepaid promotion costs (Note 4)                      69,576         28,356
  Capitalized computer software, net                   181,635
  Deposits                                              29,872         19,356
  Notes receivable                                      26,557         27,654
                                                   -----------    -----------
    Total other assets                                 307,640         75,366
                                                   -----------    -----------
    Total assets                                   $17,082,947    $10,879,392
                                                   ===========    ===========

                  The accompanying notes are an integral part
                        of these financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                  1995           1994
                                                                            ------------     ------------
Current liabilities:
   Book overdraft                                                           $    662,382
   Notes payable to bank (Note 5)                                              3,712,361     $  1,576,614
   Current portion of capital lease obligations (Note 6)                         116,920           76,400
   Accounts payable                                                            4,568,225        2,714,584
   Accounts payable - letter of credit, merchandise                            2,230,223        1,272,306
   Accrued payroll                                                                74,202           97,989
   Accrued expenses                                                              441,769          185,617
   Accrued royalties (Note 10)                                                   189,689           88,691
   Customer deposits                                                             398,878          246,196
                                                                            ------------     ------------
          Total current liabilities                                           12,394,649        6,258,397
                                                                            ------------     ------------
Capital lease obligations, net of current portion (Note 6)                       150,653           53,018

Commitments (Note 10)

Stockholders' equity (Notes 7 and 8):
   Series A redeemable preferred stock, $.01 par value, 850,000 shares
     authorized (liquidation preference of $850,000)                              8,500             8,500
   Series B redeemable preferred stock, $.01 par value, 1,917,047
     shares authorized (liquidation preference of $2,913,821)                    19,094            19,094
   Series C redeemable preferred stock, $.01 par value, 2,013,171
     shares authorized (liquidation preference of $3,002,383)                    19,370            19,370
   Series D redeemable preferred stock, $.01 par value, 250,000 shares
     authorized (liquidation preference of $500,000)                              2,500             2,500
   Common stock, $.01 par value, 8,000,000 shares authorized                     11,910             9,502
   Additional paid-in capital                                                 7,343,060         7,209,579
   Accumulated deficit                                                       (2,866,392)       (2,700,171)
   Treasury stock, 39,655 shares at cost                                           (397)             (397)
                                                                            -----------      ------------
          Total stockholders' equity                                          4,537,645         4,567,977
                                                                            -----------      ------------
          Total liabilities and stockholders' equity                        $17,082,947      $ 10,879,392
                                                                            ===========      ============

                          GEORGETOWN COLLECTION, INC.
                           STATEMENTS OF OPERATIONS
          for the years ended December 30, 1995 and December 31, 1994

                                     ----

                                                      1995             1994
                                                  ------------     ------------
Net sales                                         $ 30,247,930     $ 18,808,638
Cost of goods sold                                   9,360,600        5,883,485
                                                  ------------     ------------
     Gross profit                                   20,887,330       12,925,153

Operating expenses:
  Selling                                           16,492,765        8,435,605
  Product development                                  884,650          630,412
  General and administrative                         3,475,337        2,558,397
                                                  ------------     ------------
     Total operating expenses                       20,852,752       11,624,414
                                                  ------------     ------------
     Total operating income                             34,578        1,300,739

Interest expense                                      (217,946)        (114,710)
Other income                                            20,147           22,193
                                                  ------------     ------------
     (Loss) income before income taxes                (163,221)       1,208,222

Income tax expense (Note 9)                              3,000              --
                                                  ------------     ------------
     Net (loss) income                            $   (166,221)    $  1,208,222
                                                  ============     ============



                  The accompanying notes are an integral part
                        of these financial statements.

                          GEORGETOWN COLLECTION, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
          for the years ended December 30, 1995 and December 31, 1994

                                     -----

                                                        Convertible and Redeemable Preferred Stock (Note 7)
                                     -----------------------------------------------------------------------------------------------
                                             Series A                Series B                 Series C                 Series D
                                     ---------------------    ---------------------    ---------------------    --------------------
                                       Shares       Amount      Shares       Amount      Shares       Amount     Shares      Amount
                                     ----------   --------    ---------    --------    ----------  ---------    --------    --------
Balance at December 31, 1993          850,000     $  8,500    1,909,450    $ 19,094    1,937,021   $  19,370

Issuance of preferred stock, net
  of costs                                                                                                      250,000     $  2,500

Exercise of common stock options

Net income
                                     ----------   --------    ---------    --------    ---------   ---------    -------     --------
Balance at December 31, 1994          850,000     $  8,500    1,909,450    $ 19,094    1,937,021   $  19,370    250,000        2,500

Exercise of common stock options

Exercise of warrants to purchase
  common stock

Net loss
                                     ----------   --------    ---------    --------    ---------   ---------    -------     --------
Balance at December 31, 1995          850,000     $  8,500    1,909,450    $ 19,094    1,937,021   $  19,370    250,000     $  2,500
                                     ==========   ========    =========    ========    =========   =========    =======     ========

                                                                                                                            Total
                                         Common Stock              Additional                                                Stock-
                                    ------------------------         Paid-in            Accumulated      Treasury          holders'
                                       Shares        Amount          Capital              Deficit          Stock            Equity
                                    -----------   ----------       -----------         ------------     -----------      ----------
Balance at December 31, 1993          868,938     $  8,690         $ 6,697,111         $ (3,908,393)    $   (397)        $2,843,975

Issuance of preferred stock, net
  of costs                                                             497,500                                              500,000

Exericse of common stock options       81,250          812              14,968                                               15,780

Net income                                                                                1,208,222                       1,208,222
                                    -----------   ----------       -----------         ------------     -----------      ----------
Balance at December 31, 1994          950,188        9,502           7,209,579           (2,700,171)        (397)         4,567,977

Exercise of common stock options      151,750        1,517              30,350                                               31,867

Exercise of warrants to purchase
  common stock                         89,050          891             103,131                                              104,022

Net loss                                                                                   (166,221)                       (166,221)
                                    -----------   ----------       -----------         ------------     -----------      ----------
Balance at December 31, 1995        1,190,988     $ 11,910         $ 7,343,060         $ (2,866,392)    $   (397)        $4,537,645
                                    ===========   ==========       ===========         ============     ===========      ==========

                  The accompanying notes are an integral part
                        of these financial statements.

                          GEORGETOWN COLLECTION, INC.
                           STATEMENTS OF CASH FLOWS
          for the years ended December 30, 1995 and December 31, 1994

                                     ----

                                                                                  1995             1994
                                                                              ------------    ------------
Cash flows from operating activities:
  Net(loss) income                                                            $   (166,221)   $  1,208,222
  Adjustments to reconcile net income to net cash used by operating activities:
    Depreciation and amortization                                                  247,406         147,750
    Loss on disposal of property and equipment                                         295          17,446
    Change in operating assets and liabilities:
      Accounts receivable                                                       (2,229,769)     (1,184,491)
      Inventories                                                               (1,776,403)         13,344
      Prepaid promotion costs                                                     (982,190)     (2,233,665)
      Prepaid royalties and other                                                 (459,360)       (129,216)
      Accounts payable, accrued payroll, accrued royalties and
        accrued expenses                                                         3,144,921       1,615,308
      Customer deposits                                                            152,682          49,471
                                                                              ------------    ------------
        Net cash used by operating activities                                   (2,068,639)       (495,831)
                                                                              ------------    ------------

Cash flows from investing activities:
  Proceeds from sale of property and equipment                                         150
  Purchases of property and equipment                                             (984,596)       (329,287)
  (Increase) decrease in deposits                                                  (10,516)          1,383
  Decrease in notes receivable                                                       1,097           9,000
  Increase in capitalized software, net                                           (181,635)
                                                                              ------------    ------------
        Net cash used by investing activities                                   (1,175,500)       (318,904)
                                                                              ------------    ------------

Cash flows from financing activities:
  Net increase in note payable to bank                                           2,135,747         943,661
  Proceeds from exercise of stock options and warrants                             135,889
  Proceeds from issuance of Series D Preferred stock                                               500,000
  Payments on capital lease obligations                                            (87,393)       (113,097)
  Increase (decrease) in book overdraft                                            662,382         (72,923)
                                                                              ------------    ------------

        Net cash provided by financing activities                                2,846,625       1,257,641
                                                                              ------------    ------------

Net (decrease) increase in cash                                                   (397,514)        442,906

Cash at beginning of year                                                          442,906             --
                                                                              ------------    ------------
Cash at end of year                                                           $     45,392    $    442,906
                                                                              ============    ============


                                   Continued

                          GEORGETOWN COLLECTION, INC.
                      STATEMENTS OF CASH FLOWS, Continued
          for the years ended December 30, 1995 and December 31, 1994

                                     ----

                                                          1995          1994
                                                       ---------     ---------
Supplemental disclosures of cash flow information:

  Cash paid during the year for interest               $ 175,061     $ 114,710
                                                       =========     =========

Supplemental disclosure of noncash investing and financing activities:

   During 1995 and 1994, capital lease obligations of $225,548 and $19,349, respectively, were incurred when the Company entered into leases for new equipment.

   During 1994, in connection with the exercise of certain stock options, 81,250 shares of common stock were issued in exchange for notes receivable of $15,780.




                  The accompanying notes are an integral part
                         of the financial statements.

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     ----

1. NATURE OF BUSINESS
   ------------------

   Georgetown Collection, Inc. (the Company) was incorporated in 1987 under the laws of the State of Delaware. The Company is engaged in the direct marketing and sales of collectible and vinyl dolls and books, primarily to individual customers in the United States. The Company also generates sales in certain foreign markets and contracts for the manufacture of its dolls from several manufacturers in the Far East.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

   Fiscal Year
   -----------

   The Company's fiscal year ends on the last Saturday in the calendar year. The financial statements include the accounts of the Company as of December 30, 1995 for Fiscal 1995 (52 weeks), and December 31, 1994, for Fiscal 1994 (53 weeks).

   Use Of Estimates
   ----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents
   -------------------------

   The Company considers all highly liquid debt instruments with maturities of three months or less, when purchased, to be cash equivalents.

   Revenue Recognition
   -------------------

   Revenue is recognized on sales of products at the time of shipment; customer payments are principally on the installment basis over five to six months. Advance payments from customers are received with the sales order for certain programs and are deferred until the product is shipped.

   Promotion Costs
   ---------------

   Direct mail production costs and direct-response advertising costs are capitalized and amortized over the expected period of future benefits.

   Direct-response advertising consists primarily of magazine advertisements that include order coupons for the Company's products. The capitalized costs of advertising associated with doll collector magazines are amortized over a three-month period beginning the month of the mailing if the product is available or in the first month the product is available. All other direct mail advertising is amortized over a six-month period following the publication of the advertisement.

                                   Continued

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     ----

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:
    ------------------------------------------

    Promotion Costs, Continued
    ---------------

    The Company also capitalizes inventory product development and creative costs which are amortized over a twelve month period following the date the product is first shipped.

    Inventories
    -----------

    Inventories are carried at the lower of cost or market. Cost is determined using the first-in, first-out method. The Company periodically evaluates its products based on current marketing plans and, if required, adjusts the carrying value to estimated net realizable value.

    Property and Equipment
    ----------------------

    Property and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, ranging from three to seven years, or the lease terms in the case of capital leases.

    Capitalized Computer Software
    -----------------------------

    Capitalized computer software costs consist of costs of internally developed software based on a project by project analysis. All costs are amortized on a straight line basis over a period of five years.

    Reclassifications
    -----------------

    Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 financial statement presentation.

3.  INVENTORIES:
    -----------

    Inventories consisted of the following at December 30, 1995 and December 31, 1994:

                                                    1995            1994
                                                ------------   ------------
    Finished goods                              $  3,123,149   $  1,406,461
    Rework inventory                                 252,152        107,138
    Materials                                        152,186         51,580
                                                ------------   ------------
                                                   3,527,487      1,565,179

    Less reserve for obsolescence                    494,842        308,937
                                                ------------   ------------
                                                $  3,032,645   $  1,256,242
                                                ============   ============



                                   Continued

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     -----

4.  PREPAID PROMOTION COSTS:
    -----------------------

    Prepaid promotion costs consisted of the following at December 30, 1995 and December 31, 1994:

                                                  1995             1994
                                               ----------       ----------
    Prepaid media advertising                  $3,688,563       $3,362,460
    Prepaid creative services                     503,759          397,675
    Prepaid product development                   803,302          253,299
                                               ----------       ----------
                                                4,995,624        4,013,434

    Less non-current amounts                       69,576           28,356
                                               ----------       ----------
    Net current prepaid promotion costs        $4,926,048       $3,985,078
                                               ==========       ==========

    Promotion expense, for 1995 and 1994 was approximately $10,710,000 and $5,825,000, respectively.

    During 1995 and 1994, the Company refined its method of capitalization of certain media advertising, which resulted in approximately $268,000 of capitalized costs written off in fiscal 1995, and approximately $199,000 of costs deferred in fiscal 1994 and expensed in fiscal 1995.

5.  NOTES PAYABLE TO BANK:
    ---------------------

    Notes payable represent bank borrowings outstanding under a revolving finance accommodation. Outstanding borrowings at December 30, 1995 of $3,170,145 are based on levels of eligible accounts receivable and inventory with a ceiling of $7,500,000, bearing interest at the bank's prime rate plus .25% (8.75% at December 31, 1995). The Company had additional borrowing capacity up to $1,000,000 under the accommodation for capital equipment purchases, with $542,216 outstanding at December 30, 1995. The additional facility bears interest at the bank's prime rate plus .75% (9.25% at December 31, 1995). Amounts due under these agreements are collateralized by all corporate assets. Availability on the revolving finance accommodation and the additional capital equipment facility was approximately $2,234,000 at December 30, 1995.

                                   Continued

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     -----

5.  NOTES PAYABLE TO BANK, Continued:
    ---------------------

    The revolving finance accommodation expires on January 31, 1997, and contains numerous restrictive covenants, including those related to debt/equity ratio, working capital, net worth and debt service. At December 31, 1995, the Company was in violation of certain covenants and received a forbearance from the lender through August 15, 1996. As a result, the debt has been classified as a current liability. Under terms of the forbearance agreement, certain restrictive covenants have also been reset and the revolving finance accommodation will be reduced to $5,000,000 from August 16, 1996 through October 31, 1996, and to $2,500,000 thereafter, until expiration on January 31, 1997. In addition, the capital equipment term accommodation will be frozen at levels existing at April 30, 1996, and the interest rate on all outstanding borrowings will be at the bank's prime rate plus 1%. Under the agreement, the bank will permit additional borrowings over and above the revolving finance accommodation of $1,250,000 through June 14, 1996, and $2,000,000 thereafter until August 15, 1996. (See also
    Note 12)


6.  LEASES:
    ------

    The Company leases its office and warehouse facility under an operating lease which expires in 1997, with an option for extending the lease for an additional period of five years. Rent expense for 1995 and 1994 was approximately $232,000 and $201,000, respectively. The Company has also entered into various capital leases for certain equipment.

    Future minimum payments due under leases at December 30, 1995 are as follows:

                                                Capital         Operating
                                                Leases           Leases
                                                --------        ---------
    1996                                        $124,475         $376,300
    1997                                          76,529          396,300
    1998                                          74,148           36,300
    1999                                          14,126
                                                --------         --------
    Total minimum lease payments                 289,278         $808,900
                                                                 ========
    Less amount representing interest (at
     rates ranging from 4.1% to 16.7%)            21,705
                                                --------
    Present value of minimum capital lease
     payments                                    267,573

    Less current portion of obligations
     under capital leases                        116,920
                                                --------
    Obligations under capital leases, net
     of current portion                         $150,653
                                                ========

    The net book value of equipment under capital leases at December 30, 1995, is approximately $184,000.

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     -----


7.  CAPITAL STOCK:
    -------------

    Each share of Series A, Series B, Series C, and Series D cumulative convertible preferred stock may be converted into one share of common stock at the option of the stockholder; however, conversion is required upon an issuance of common stock totalling $7,500,000 at $4.50 per share. The conversion rate is subject to change in certain events, including reduction in the event of the Company's failure to redeem the preferred stock as described hereunder. At December 30, 1995, 4,946,471 shares of common stock were reserved for conversion.

    The preferred shares are entitled to vote and receive dividends in proportion to the number of common shares into which they are convertible. The Series A stock accumulates dividends at $.08 per share annually, Series B and C stock accumulates dividends at $.13 per share annually, and Series D accumulates dividends at $.16 per share annually. Dividends accumulated at December 30, 1995 were $3,702,416. The dividends are payable only upon declaration, mandatory conversion, liquidation, or stock redemption and are forfeited upon voluntary conversion. Cash dividends paid per share on preferred stock must be equal to the cash dividend declared for the common stock during any fiscal year. Upon liquidation, the Series A, B, C, and D preferred stocks are entitled to $1, $1.526, $1.55, and $2 per share, respectively; ($7,266,204 in the aggregate) plus any unpaid dividends. Certain actions concerning creation of junior stock, dissolution of the corporation, changes in by-laws and equity transactions require approval of at least two-thirds of the preferred stockholders.

    The Company is required to redeem the Series A, Series B, Series C, and Series D convertible preferred stocks on July 1, 1997 at $1, $1.526, $1.55, and $2 per share, respectively ($7,266,204 in the aggregate), and to pay all unpaid dividends. Any reacquired shares must be canceled.

    In connection with loans made to the Company by investors, the Company issued common stock warrants. At December 31, 1995, outstanding warrants of 261,020 issued during 1991 are exercisable at $1.55 per share and expire on June 30, 1996.

8.  STOCK OPTION PLAN:
    -----------------

    The Company has a stock option plan available to all employees and directors, which will be in effect through July 14, 1998. The plan provides for 600,000 shares of common stock to be made available for options. All options expire 10 years from the date of grant or upon termination of employment.

                                   Continued

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     -----

8.  STOCK OPTION PLAN, Continued:
    -----------------

    Options outstanding and exercisable under the plan are as follows:

                                                                    Price Per
                                                     Number           Share
                                                    ---------      -------------
    Balance at December 25, 1993                      514,000      $ .10 to .20
      Granted -  1994                                 165,000      $ .25 to .30
      Terminated - 1994                               (68,750)
      Exercised - 1994                                (81,250)     $ .153 to .20
                                                     --------
    Balance at December 31, 1994                      529,000      $ .10 to .35
                                                     --------
      Granted - 1995                                   58,000      $    .30
      Terminated - 1995                               (53,500)     $    .20
      Exercised - 1995                               (151,750)     $    .20
                                                     --------
    Balance at December 30, 1995                      381,750      $ .20 to .30
                                                     ========

    At December 30, 1995, 166,500 options are exercisable.

9.  INCOME TAXES:
    ------------

    Income tax expense consists of the following:

                                                       1995             1994
                                                     --------      -------------
    Current tax expense
      Federal                                        $      -      $           -
      State                                             3,000                  -
                                                     --------      -------------
    Deferred tax expense
      Federal                                               -                  -
      State                                                 -                  -
                                                     --------      -------------
                                                     $  3,000      $           -
                                                     ========      =============

                                   Continued

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     -----

9.  INCOME TAXES:
    ------------

    A reconciliation of the differences between income tax expense at statutory rates and the effective rate is as follows:

                                                     1995             1994
                                                  -----------     -----------
    Tax expense benefit on income at
     statutory rates                              $   (65,000)    $   483,000
    Alternative minimum tax                             3,000               -
    Change in valuation allowance                      95,000        (483,000)
    Other                                             (30,000)              -
                                                  -----------     -----------
    Total tax expense                             $     3,000     $         -
                                                  ===========     ===========

    Deferred taxes result principally from temporary differences in the amounts recorded for advertising costs, and certain reserves for financial statement and tax reporting purposes. The Company has fully reserved the tax benefit of net deductible temporary differences and net operating loss carryforwards
    (NOL) due to the uncertainty of realization. The components of deferred taxes at December 31, 1995 and 1994 are as follows:

                                                     1995            1994
                                                  -----------     -----------
    Deferred tax assets                           $   646,000     $   390,000
    Deferred tax liabilities                       (1,661,000)     (1,419,000)
    NOL Carryforwards                               2,002,000       2,111,000
                                                  -----------     -----------
    Net deferred tax assets                           987,000       1,082,000
    Valuation allowance                              (987,000)     (1,082,000)
                                                  -----------     -----------
    Total tax expense                             $         -     $         -
                                                  ===========     ===========

    At December 31, 1995, the Company has approximately $5,200,000 of tax NOL carryforwards with various expiration dates between 2002 and 2008. The net operating losses may be subject to limitations under Internal Revenue Code
    Section 382, which limits the annual use of such NOL carryforwards in the case of changes in the Company's stock ownership greater than 50% in any three year period. Should such an ownership change occur, utilization of remaining NOL carryforwards will be subject to an annual limitation based on a percentage (approximately 5.75% at December 30, 1995) of the fair market value of the Company immediately prior to the change.

                                  Continued

                          GEORGETOWN COLLECTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     -----

10.  COMMITMENTS:
     -----------

     At December 30, 1995, the Company had unused letters of credit totalling $881,782.

     Sales of the Company's products are subject to various licensing and copyright agreements requiring royalty payments ranging from 1 to 3 percent of sales. The Company paid $533,094 and $384,337 for royalty fees in 1995 and 1994, respectively.

11.  BENEFIT PLAN:
     ------------

     In 1994 the Company established a retirement plan (the Plan) which is a defined contribution plan under Section 401(k) of the Internal Revenue Code and covers substantially all employees who have met certain service requirements. The Plan allows participants to contribute an amount not to exceed 19% of their compensation for the contribution period as defined. The Company will contribute on behalf of the participants an amount equal to 50% of the participants' contribution up to a maximum of the first 2% of employee contributions. The Company's contribution to the Plan amounted to approximately $15,000 and $12,000 in 1995 and 1994, respectively.

12.  SUBSEQUENT EVENT:
     ----------------

     In 1995, the Company began operation of a direct mail line of business, which, subsequent to year end, has been discontinued. The operation incurred a net loss in 1995 approximated as follows:

        Net sales                                          $  451,000
        Cost of goods sold                                    145,000
                                                           ----------
          Gross profit                                        306,000

        Operating expenses                                  1,094,000
                                                           ----------
          Operating loss                                   $ (788,000)
                                                           ==========

      On October 19, 1996, L.L. Knickerbocker, Inc. (Knickerbocker), a publicly traded company, acquired 100% of the outstanding preferred stock and 9.9% of the outstanding common stock of the Company. The consideration paid to the selling shareholders consists of (a) $1,679,011 payable in common stock of Knickerbocker, and (b) contingent payments in an amount equal to 15% of the Company's earnings before taxes during the calendar year ending December 31, 1997, and 4.5% per year thereafter through December 31, 2001. In addition, Knickerbocker paid $1,500,000 to the Company's bank under its forbearance agreement (see Note 5) and also agreed to refinance the remaining obligation to the bank within 90 days. In addition, Knickerbocker provided a short-term loan to the Company of $2,000,000 to cover certain operating expenses. The acquisition will be accounted under the purchase method of accounting by Knickerbocker.

      (b)  Pro Forma Financial Information:
           -------------------------------

THE L.L. KNICKERBOCKER CO., INC. (THE "COMPANY") AND
GEORGETOWN COLLECTION, INC. ("GCI")
HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                                                             Pro Forma
                                                                            Acquisition                Pro Forma
                                              Company           GCI         Adjustments     Note       Condensed
                                             Historical      Historical    Incr. (Decr.)  Reference   Consolidated
                                          -------------------------------------------------------------------------
Revenues                                   $ 18,852,412    $ 20,694,000                              $ 39,546,412
Cost of goods sold                            9,971,212       6,610,000                                16,581,212
                                          ----------------------------------------------            ---------------
Gross Margin                                  8,881,200      14,084,000            -                   22,965,200
Selling, general
   and administrative expenses                6,807,736      16,096,000         36,656          6      22,940,372
                                          ----------------------------------------------            ---------------
Income (loss) from operations                 2,073,464      (2,012,000)       (36,656)                    24,808
Other Income/ (expense)                         184,427        (469,000)       194,178          7         (90,395)
                                          ----------------------------------------------            ---------------
Income (loss) before minority interest
  in income (loss) of subsidiary and
  provision for income taxes                  2,257,891      (2,481,000)       157,522                    (65,587)
Minority interest in income (loss)
  of subsidiary                                                               (464,006)        10        (464,006)
                                          ----------------------------------------------           ----------------
Income (loss) before provision for
  income taxes                                2,257,891      (2,481,000)      (307,174)                  (530,283)
Provision benefit for income taxes              792,971                       (978,570)                  (185,599)
                                          ----------------------------------------------           ----------------
Net Income (loss)                          $  1,464,920    $ (2,481,000)     $ 671,396               $   (344,684)
                                          ==============================================            ===============
Earnings per share                         $       0.09                                                    ($0.02)
                                          ==============================================            ===============
Weighted average common and common
  equivalent shares outstanding              16,310,702                        216,647          8      14,738,342
                                                                            (1,789,007)         9
                                          ==============================================            ===============

THE L.L. KNICKERBOCKER CO., INC. (THE "COMPANY") AND
GEORGETOWN COLLECTION, INC. ("GCI")
HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TWELVE MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED)

                                                                           Pro Forma
                                                                          Acquisition               Pro Forma
                                             Company           GCI        Adjustments    Note       Condensed
                                            Historical      Historical   Incr. (Decr.) Reference   Consolidated
                                         ------------------------------------------------------------------------
Revenues                                  $ 13,140,346    $ 30,247,930                            $ 43,388,276
Cost of goods sold                           6,327,322       9,360,600                              15,687,922
                                         ---------------------------------------------            ---------------
Gross Margin                                 6,813,024      20,887,330           -                  27,700,354
Selling, general
   and administrative expenses               4,767,170      20,852,752        48,875          6     25,668,797
                                         ---------------------------------------------            ---------------
Income from operations                       2,045,854          34,578       (48,875)                2,031,557
Other Income/ (expense)                        105,879        (197,799)      258,904          7        166,984
                                         ---------------------------------------------            ---------------
Income (loss) before minority interest
  in income (loss) of subsidiary and
  provision for income taxes                 2,151,733        (163,221)      210,029                 2,198,541
Minority interest in income (loss)
  of subsidiary                                                                9,362         10          9,362
                                         ---------------------------------------------            ---------------
Income (loss) before provision for
  income taxes                               2,151,733        (163,221)      200,667                 2,189,179
Provision for income taxes                     883,213           3,000        11,350         11        897,563
                                         ---------------------------------------------            ---------------
Net Income (loss)                         $  1,268,520    $   (166,221)    $ 189,317              $  1,291,616
                                         =============================================            ===============
Earnings per share                        $       0.10                                            $       0.10
                                         =============================================            ===============
Weighted average common and common
  equivalent shares outstanding             13,280,199                       216,647         8      13,496,846
                                         =============================================            ===============

THE L.L. KNICKERBOCKER CO., INC. (THE "COMPANY") AND
GEORGETOWN COLLECTION, INC. ("GCI")
HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1996 (UNAUDITED)

                                                                             Pro Forma
                                                                            Acquisition                Pro Forma
                                              Company           GCI         Adjustments     Note       Condensed
                                             Historical      Historical    Incr. (Decr.)  Reference   Consolidated
                                          --------------------------------------------------------------------------
Assets
------
Current assets
  Cash and cash equivalents                $ 16,385,153    $    (68,000)   $(1,500,000)         2    $ 14,817,153
  Accounts receivable                         5,986,095       5,238,000                                11,224,095
  Inventories                                 6,210,633       4,608,000       (943,620)        12       9,875,013
  Prepaid expenses & other current
   assets                                     2,553,628       6,212,000       (752,581)        12       8,013,047
  Deferred income taxes                       1,906,259             -                                   1,906,259
                                          -----------------------------------------------           ----------------

     Total current assets                    33,041,768      15,990,000     (3,196,201)                45,835,567

Property and equipment, net                   3,889,807       1,950,000       (417,829)        12       5,421,978
Investments                                   3,412,152             -                                   3,412,152
Other assets                                  1,058,792         160,000         (1,000)        12       1,217,792
Goodwill, net                                 4,433,895             -          488,751          5       4,922,646
                                          -----------------------------------------------           ----------------

     Total assets                            45,836,414      18,100,000     (3,126,279)                60,810,135
                                           ==============================================            ===============
Liabilities
-----------
Current liabilities
  Accounts payable & accrued expenses         5,773,721       6,932,000        172,000         12      12,877,721
  Commissions and royalties payable             632,556         121,000                                   753,556
  Notes payable to Harlyn shareholders        2,224,262             -                                   2,224,262
  Current portion of long-term
   commitments                                      -           136,000                                   136,000
  Income taxes payable                          784,569             -                                     784,569
  Other current liabilities                     268,005             -                                     268,005
                                          -----------------------------------------------           ----------------
     Total current liabilities                9,683,113       7,189,000        172,000                 12,044,113
Long-term liabilities
  Convertible debentures                     15,500,000                                                15,500,000
  Notes payable                               2,756,955       8,852,000     (1,500,000)         2       8,392,350
                                                                            (1,716,605)         3
  Deferred income                               104,443             -                                     104,443
  Deferred income taxes                          19,450             -                                      19,450
                                          -----------------------------------------------           ----------------
     Total liabilities                       28,063,961      16,041,000     (3,044,605)                41,060,356
                                          -----------------------------------------------           ----------------
Minority interest                                   -               -          298,315          1         298,315
                                          -----------------------------------------------           ----------------
Stockholders' Equity
  Common stock                                9,088,744       7,404,000     (7,404,000)         1      10,767,755
                                                                             1,679,011          4
  Additional paid-in capital                  5,443,322             -                                   5,443,322
  Retained earnings (accumulated
   deficit)                                   3,240,387      (5,345,000)     5,345,000          1       3,240,387
                                          -----------------------------------------------           ----------------
  Total stockholders' equity                 17,772,453       2,059,000       (379,989)                19,451,464
                                          -----------------------------------------------           ----------------
Total liabilities and stockholders'
equity                                     $ 45,836,414    $ 18,100,000    $(3,126,279)              $ 60,810,135
                                           ==============================================            ===============

THE L.L. KNICKERBOCKER CO., INC.
NOTES TO HISTORICAL AND PRO FORMA UNAUDITED
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The preceding statements set forth pro forma financial data of the Company for the nine months ended September 30, 1996, the year ended December 31, 1995 and the balance sheet as of September 30, 1996. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 give pro forma effect to the Acquisition, related purchase accounting adjustments and to certain other adjustments as if the Acquisition and related transactions had occurred on January 1, 1995. The pro forma condensed consolidated balance sheet data as of September 30, 1996 gives pro forma effect to the Acquisition and related transactions as if they had been consummated on September 30, 1996. The adjustments relating to the Acquisition and related transactions are described in the notes hereto. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

The pro forma financial data does not necessarily reflect the results of operations or the financial position of the Company which actually would have resulted had the Acquisition been consummated as of the date or for the period indicated, and the pro forma financial data excludes the nonrecurring effects of certain purchase adjustments which will be reflected in financial statements prepared in accordance with generally accepted accounting principles. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted in accordance with Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises," to the extent that actual amounts differ from management's estimates.

The pro forma financial data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto.

(1) To eliminate the historical equity accounts of Georgetown Collection, Inc. as required by Purchase accounting rules. The L.L. Knickerbocker Co., Inc. purchased 80% of Georgetown Collection, Inc.

(2) To record cash payment in partial settlement of a liability owed to a creditor of Georgetown Collection, Inc.

(3) To record, as part of the acquisition, the partial writedown of notes payable owed to creditors of Georgetown Collection, Inc.

(4) To record the fair value of The L.L. Knickerbocker Co., Inc. common stock issued in connection with the acquisition.

(5) To record Goodwill in connection with the acquisition of Georgetown Collection, Inc.

(6) To record amortization of Goodwill recorded in connection with the acquisition of Georgetown Collection, Inc.

(7) To reduce interest expense due to the paydown and partial writedown of notes payable.

(8) To reflect The L.L. Knickerbocker Co., Inc. shares issued for the acquisition.

(9) To remove common stock equivalents from total weighted average shares due to consolidated net loss.

(10) To record minority income (loss). The L.L. Knickerbocker Co., Inc. purchased 80% of Georgetown Collection, Inc.

(11) To adjust the income tax benefit assuming an effective income tax rate of 34%.

(12) To adjust certain assets and liabilities to their net realizable value pursuant to purchase accounting rules brought on by the acquisition of Georgetown Collection, Inc. by The L.L. Knickerbocker Co., Inc.

      (c)  Exhibits:
           --------
      Included as part of this Form 8-K are the exhibits listed on the Exhibit Index appearing on page 5.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 3, 1997


                                       THE L.L. KNICKERBOCKER CO., INC.,
                                       a California corporation


                                       By: /s/Anthony P. Shutts
                                       ------------------------
                                       Anthony P. Shutts
                                       Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                                Item
-----------                                ----
    2.1                         Agreement of Purchase and Sale dated as of
                                November 20, 1996 by and among the Registrant,
                                Merchant Partners, Limited Partnership, New
                                Enterprise Associates IV, Limited Partnership,
                                Consumer Venture Partners I, L.P., North
                                Atlantic Venture Fund, L.P. and The Vermont
                                Venture Capital Fund, L.P.

---------------
(1) Filed as an exhibit to The L.L. Knickerbocker Co., Inc. form 8-K as filed with the Securities and Exchange Commission on December 5, 1996.